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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
PerkinElmer, Inc.

     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 3 to the Registration Statement Form S-4 on
Form S-3 (No. 333-66686) and related Prospectus of PerkinElmer, Inc. for the registration of 9,609,555 shares of common stock and to the incorporation by reference therein of our report dated March 10, 2000, except for the last paragraph of Note 16, as to which the date is June 12, 2000, with respect to the consolidated financial statements of NEN Life Sciences, Inc. as of December 31, 1998 and 1999 and for the period July 1, 1997 through December 31, 1997 and the years ended December 31, 1998 and 1999, included in PerkinElmer, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2000.

                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 7, 2001